EXHIBIT 99.H4

                             ADOPTION AGREEMENT AND
                          AMENDMENT TO TRANSFER AGENCY
                             AND SERVICES AGREEMENT
                    (With Facilities Management Arrangement)


             This Adoption Agreement and Amendment, dated as of October 15, 1996, is made to the Transfer Agency and Services Agreement dated as of June 1, 1995, as amended (the "Agreement"), by and among NATIONS FUND, INC., NATIONS FUND TRUST, THE CAPITOL MUTUAL FUNDS, d/b/a NATIONS INSTITUTIONAL RESERVES, NATIONS FUND PORTFOLIOS, INC., and each other party which may become a party thereto pursuant to the terms of the Agreement (individually, a "Fund," and collectively, the "Funds") and FIRST DATA INVESTOR SERVICES GROUP, INC., formerly known as THE SHAREHOLDER SERVICES GROUP, INC. (the "Transfer Agent").


                                    RECITALS


             WHEREAS, the Transfer Agent serves as transfer agent, dividend disbursing agent and agent in connection with certain other services for the Funds pursuant to the Agreement; and


             WHEREAS, Section 17.2 of the Agreement provides that, subsequent to the date of the Agreement, a registered investment company (a "New Fund") for which NationsBank, N.A., or any of its affiliates acts as investment adviser may become a party to the Agreement upon execution of a written adoption agreement (an "Adoption Agreement") by such New Fund pursuant to which such New Fund agrees to be bound by the terms of the Agreement; and


             WHEREAS, the Board of Directors of Nations LifeGoal Funds, Inc. ("LifeGoal") has approved the selection of the Transfer Agent to serve as the transfer and dividend disbursing agent for all classes of shares of the portfolios of LifeGoal; and


             WHEREAS, LifeGoal is advised by NationsBanc Advisors, Inc. and sub-advised by TradeStreet Investment Associates, Inc., each an affiliate of NationsBank, N.A.;


                                    AGREEMENT


             NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the Funds and the Transfer Agent agree that the Agreement shall be amended as follows:

             1. The Funds hereby authorize the addition of LifeGoal as a party to the Agreement effective upon the execution of this Adoption Agreement and Amendment to Transfer Agency and Services Agreement.

             2. LifeGoal agrees to be bound by the terms of the Agreement.

             3. LifeGoal is hereby deemed a Fund for all purposes of the Agreement and shall have all the rights, obligations and duties of a Fund under the Agreement.
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             4. Schedule G, attached hereto, is hereby attached to the Agreement as Schedule G and is deemed a part of the Agreement.

             5. The terms and provisions of this Adoption Agreement and Amendment shall be deemed a part of the Agreement for all purposes. To the extent that any provisions of this Adoption Agreement and Amendment modify or are otherwise inconsistent with any provisions of the Agreement, the provisions of this Adoption Agreement and Amendment shall control. In all other respects, the Agreement shall remain in full force and effect.


             IN WITNESS WHEREOF, the parties hereto have caused this Adoption Agreement and Amendment to be executed by their duly authorized officers, as of the day and year first above written.





                          FIRST DATA INVESTOR SERVICES GROUP,
                          INC., formerly, THE SHAREHOLDER SERVICES GROUP, INC.

                           By: /s/ Mark M. Hovneltor (Spelling?)___________
                                 Name: Mark M. Hovneltor (Spelling?)
                                 Title: Senior Vice President______________




                          NATIONS FUND, INC.

                           By: /s/ Richard H. Blank, Jr.___________________
                                 Name: Richard H. Blank____________________
                                 Title: Secretary__________________________




                          NATIONS FUND TRUST

                           By: /s/ Richard H. Blank, Jr.___________________
                                 Name: Richard H. Blank____________________
                                 Title: Secretary__________________________




                          CAPITOL MUTUAL FUNDS, d/b/a NATIONS
                          INSTITUTIONAL RESERVES

                           By: /s/ Richard H. Blank, Jr.___________________
                                 Name: Richard H. Blank____________________


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
                                 Title: Secretary__________________________



                          NATIONS FUND PORTFOLIOS, INC.


                           By: /s/ Richard H. Blank, Jr.___________________
                                 Name: Richard H. Blank____________________
                                 Title: Secretary__________________________




                          NATIONS LIFEGOAL FUNDS, INC.


                           By: /s/ Richard H. Blank, Jr.___________________
                                 Name: Richard H. Blank____________________
                                 Title: Secretary__________________________


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                                   SCHEDULE G
                                   ----------

I)  NATIONS FUND TRUST
----------------------

1.       Nations Value Fund
2.       Nations Strategic Equity Fund
3.       Nations Capital Growth Fund
4.       Nations Emerging Growth Fund
5.       Nations Equity Index Fund
6.       Nations Managed Index Fund
7.       Nations Managed SmallCap Index Fund
8.       Nations Managed Value Index Fund
9.       Nations Managed SmallCap Value Index Fund
10.      Nations Disciplined Equity Fund
11.      Nations Balanced Assets Fund
12.      Nations Short-Intermediate Government Fund
13.      Nations Short-Term Income Fund
14.      Nations Diversified Income Fund
15.      Nations Strategic Fixed Income Fund
16.      Nations Municipal Income Fund
17.      Nations Short-Term Municipal Income Fund
18.      Nations Intermediate Municipal Bond Fund
19.      Nations Florida Intermediate Municipal Bond Fund
20.      Nations Florida Municipal Bond Fund
21.      Nations Georgia Intermediate Municipal Bond Fund
22.      Nations Georgia Municipal Bond Fund
23.      Nations Kansas Intermediate Municipal Bond Fund
24.      Nations Maryland Intermediate Municipal Bond Fund
25.      Nations Maryland Municipal Bond Fund
26.      Nations North Carolina Intermediate Municipal Bond Fund
27.      Nations North Carolina Municipal Bond Fund
28.      Nations South Carolina Intermediate Municipal Bond Fund
29.      Nations South Carolina Municipal Bond Fund
30.      Nations Tennessee Intermediate Municipal Bond Fund
31.      Nations Tennessee Municipal Bond Fund
32.      Nations Texas Intermediate Municipal Bond Fund
33.      Nations Texas Municipal Bond Fund
34.      Nations Virginia Intermediate Municipal Bond Fund
35.      Nations Virginia Municipal Bond Fund



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II)  THE CAPITOL MUTUAL FUNDS, D/B/A NATIONS INSTITUTIONAL RESERVES
-------------------------------------------------------------------
1.       Nations Government Reserves
2.       Nations Municipal Reserves
3.       Nations Marsico Focused Equities Fund
4.       Nations Marsico Growth & Income Fund
5.       Nations Cash Reserves
6.       Nations Treasury Reserves
7.       Nations International Equity Fund
8.       Nations Equity Income Fund
9.       Nations International Value Fund
10.      Nations U.S. Government Bond Fund
11.      Nations Small Company Growth Fund
12.      Nations Government Securities Fund
13.      Nations Emerging Markets Reserves
14.      Nations Money Market Reserves
15.      Nations California Tax Exempt Reserves
16.      Nations Asset Allocation Fund
17.      Nations Capital Income Fund
18.      Nations California Municipal Bond Fund
19.      Nations Intermediate Bond Fund
20.      Nations Blue Chip Fund

III)  NATIONS LIFEGOAL FUNDS, INC.

1.       LifeGoal Growth Portfolio
2.       LifeGoal Balanced Growth Portfolio
3.       LifeGoal Income and Growth Portfolio


Effective Date:  October 15, 1996


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